CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Acclivity Small Cap Growth Fund, a series of Northern Lights Fund Trust II, under the heading “Financial Highlights” in the Prospectus and “Other Service Providers” and “Portfolio Holdings Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, PA

April 26, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board